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SAXON PETROLEUM INC.                  PAGE 1                    LETTER AGREEMENT
                                                                  Oct. 28, 1997
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                                  LETTER AGREEMENT

                                SAXON PETROLEUM INC.

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BORROWER:          Saxon Petroleum Inc. (the "Borrower").

LENDER:            Bank of Montreal (the "Bank" or "BMO").

DESCRIPTION:       DEMAND, REVOLVING OPERATING FACILITY (THE "FACILITY")

AMOUNT:            $40,000,000

PURPOSE:           For lease acquisition, development of oil and gas properties, acquisition of hydrocarbon reserves and general corporate purposes.

AVAILABILITY:      As per the Borrowing Options below, but in aggregate not to exceed the lesser of C$40,000,000 and the Borrowing Base. The Borrowing Base is currently set at
                   $39,800,000 reducing to $39,300,000 on April 1, 1998 and to $38,700,000 on
                   July 1, 1998.

CURRENCY:          Canadian Dollars and/or U.S. Dollar equivalent

BORROWING
OPTIONS:           (1)  DIRECT ADVANCES:
                        By way of overdraft via Canadian Dollar Prime Rate-based or US Dollar Base
                        Rate ("USBR")-based advances. The Borrower acknowledges that the actual recording of the amount of any advance or repayment thereof under the Facility, and interest, fees, and other amounts due in connection with the Facility, in the accounts of the Borrower maintained by the Bank, shall constitute PRIMA FACIE evidence of the Borrower's indebtedness and liability from time to time under this
                        Letter Agreement; provided that the obligation of the Borrower to pay or repay any indebtedness and liability in accordance with the terms and conditions of this
                        Letter Agreement shall not be affected by the failure of the Bank to make such recording. The Borrower also hereby acknowledges being indebted to the Bank for principal amounts shown as outstanding from time to time in the Bank's account records, and all accrued and unpaid interest in respect thereto, which principal and interest the Borrower hereby undertakes to pay to the Bank in accordance with the terms and conditions applicable to the Facility as set out herein.

                   (2)  BANKERS' ACCEPTANCES:
                        Canadian Dollar Bankers' Acceptances minimum $1,000,000, in integral multiples of $100,000 for maturities of 30 to 180 days.

                   (3)  LIBOR ADVANCES:
                        U.S. Dollar LIBOR notes with minimum draws of US$1,000,000, in integral multiples of US$100,000 with maturity periods of 1, 2, 3, or 6 months.

                   (4)  CANADIAN DOLLAR TENDER CHEQUES:
                        Each tender cheque may be outstanding for a period of up to seven (7) days from date of issue after which time cover is to be provided either from (i) return of

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SAXON PETROLEUM INC.                  PAGE 2                    LETTER AGREEMENT
                                                                  Oct. 28, 1997
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                        tender cheque if bid is unsuccessful; or (ii) from drawdown under the Facility or cash provided by the Borrower if the bid is accepted.

                   (5)  SPECIAL LETTERS OF CREDIT/GUARANTEES ("S/L/C/GTEE"):
                        Aggregate amount of outstanding S/L/C/Gtee not to exceed $4,000,000 at any time. No S/L/C/Gtee may be issued for a period greater than one year.

INTEREST RATES:    (1)  DIRECT ADVANCES, CANADIAN DOLLARS:
                        Bank of Montreal Prime Rate per annum, floating, payable monthly in arrears.
                        Bank of Montreal Prime Rate shall mean the floating annual rate of interest established from time to time by the Bank as the base rate it will use to determine rates of interest on Canadian Dollar loans to customers in Canada and designated as Bank of Montreal Prime Rate.

                        DIRECT ADVANCES, US DOLLARS:
                        Bank of Montreal USBR per annum, floating, payable monthly in arrears. Bank of Montreal USBR shall mean the floating annual rate of interest established from time to time by the Bank as the base rate it will use to determine rates of interest on U.S. Dollar Base Rate loans to customers in Canada and designated as Bank of Montreal U.S. Base Rate.

                   (2)  BANKERS' ACCEPTANCES:
                        Explicit Stamping Fee of 87.5 basis points per annum, payable at time of issuance.

                   (3)  U.S. DOLLAR LIBOR CONTRACTS:
                        LIBOR plus 87.5 basis points per annum payable on maturity of contract, but not less frequently than quarterly.

                   (4)  CANADIAN DOLLAR TENDER CHEQUES:
                        200 basis points per annum while cheques are outstanding, plus $10 per cheque, payable upon maturity for the actual number of days elapsed.

                   (5)  S/L/C/GTEE:
                        87.5 basis points per annuin subject to a $50 minimum per quarter.
                        Amendments will cost $40 per amendment. Payable in advance, fees determined on face amount.

CONDITION:         The Facility shall not be used, without the Bank's prior written approval, for any transactions which would result in the acquisition in any manner, directly or indirectly, of more than 5% of the shares of a corporation, any of the shares of which are publicly traded.

TERM:              On demand. Notwithstanding compliance with the terms and conditions of the
                   Facility (including, without limitation, any covenants set out in this Letter
                   Agreement), the Bank may at any time demand repayment of any and all amounts under the Facility and the Borrower agrees to pay such amounts to the Bank upon such demand being made.

REPAYMENT:         On demand including the face amount of S/L/C/Gtee from up to 100% dedication of the Borrower's interest in net revenue (revenue less production and other expenses as agreed to by the Bank) from hydrocarbon properties of the Borrower.

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SAXON PETROLEUM INC.                  PAGE 3                    LETTER AGREEMENT
                                                                  Oct. 28, 1997
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EXPENSES:          All reasonable legal, out-of-pocket, and ongoing administration expenses are for the account of the Borrower.

NOTICE
REQUIREMENTS:      Drawdowns and repayments of the Facility are subject to the following notice provisions:

                   1)   Canadian Dollar and U.S. Dollar Direct Advances and Banker's Acceptances:
                        - Up to $10,000,000              - No notice required.
                        - $10,000,000 to $25,000,000     - Two (2) business days notice.
                        - over 25,000,000                - Three (3) business days notice.

                   2)   U.S. Dollar LIBOR Loans:         - Three (3) business days notice.

SYNDICATION:       The Bank reserves the right to syndicate, sell or assign the Facility, or any portion thereof, to one or more entities with the consent of the Borrower, such consent not to be unreasonably withheld.

BORROWING BASE:    The Bank shall determine the amount of the "Borrowing Base" at least annually based on, among other things, its review of the material hydrocarbon reserves and Royalty interests of the Borrower. In this regard, prior to March 15th of each year commencing March 15th, 1998, the Borrower shall furnish to the Bank an independent engineering report, (or with the consent of the Bank, such consent not to be unreasonably withheld, the report may be prepared by the Borrower's in-house engineering staff) dated no earlier than December 15th of the previous year, on all material hydrocarbon interests including Royalty interests. The report shall be in form and substance satisfactory to the Bank and shall, as a minimum, set forth Royalty interests and the proved developed producing, proved developed non-producing and proved undeveloped hydrocarbon reserves, and a projection of the rate of production and cashflow with respect thereto.

                   Upon receipt of the engineering report and financial statements and such other information as the Bank may reasonably request, the Bank shall make a determination by April 30th of the amount of credit to be made available hereunder (the "Borrowing Base"). The determination of the Borrowing Base, either upward or downward, shall be made by the Bank in the exercise of its sole discretion in accordance with its usual production loan parameters generally used for production loans of similar tenor.

                   The Bank reserves the right to request an independent engineering report and the right to redetermine the Borrowing Base more frequently than annually if, in its sole discretion, the
                   Bank deems such request/redeterniination warranted. The Borrowing Base is currently set at
                   $39,800,000. On April 1, 1998, it shall reduce to $39,300,000 and on July 1, 1998 it shall further reduce to $38,700,000.

                   In the event that the aggregate amount outstanding hereunder is in excess of the "Borrowing
                   Base" at any time, any undrawn portion of the Facility will be cancelled and the Borrower shall, within 30 days; (i) provide additional security, in a form satisfactory to the Bank, to increase the Borrowing Base by an amount at least equal to such excess; or (ii) repay the outstanding principal balance of the Facility by an amount equal to such excess. It is understood that the Bank will not be obligated to make further advances during the aforesaid
                   30 day period and that failure to effect a remedy satisfactory to the Bank in its sole discretion during such period will represent an Event of Default. If, however, a remedy is made within the 30 day period, an Event of Default may not exist.

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SAXON PETROLEUM INC.                  PAGE 4                    LETTER AGREEMENT
                                                                  Oct. 28, 1997
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INTEREST COSTS:    It is understood and agreed by the parties hereto that in this Letter Agreement all interest will be calculated using the nominal rate method and not the effective rate method and that the deemed re-investment principle shall not apply to such calculations

COVENANTS:         The Borrower and its subsidiaries shall not, without the Bank's prior written consent:

                   a)   Merge, consolidate or amalgamate;

                   b)   Create other indebtedness, other than trade payables incurred in the normal course of business, guarantees or capital leases in excess of $3,000,000 in aggregate;

                   c)   Encumber assets, other than in the ordinary course of business, or dispose of assets if proceeds from the asset disposition is in excess of $1,000,000 or when the cumulative total of all asset dispositions exceeds $3,000,000 within one year;

                   d)   Purchase shares or assets of affiliates, subsidiaries or related companies;

                   e)   Declare or pay dividends on common stock.

                   The Borrower:

                   a)   Shall provide audited annual consolidated financial statements of the Borrower and unaudited unconsolidated financial statements of subsidiaries of the Borrower, if applicable, within 120 days of fiscal year end and unaudited consolidated financial statements of the Borrower within 60 days of each quarter end for the first three fiscal quarters;

                   b)   Shall provide an independent engineering evaluation of the Borrower and its subsidiaries' oil and gas reserves (or with the consent of the Bank, such consent not to be unreasonably withheld, the report may be prepared by the Borrower's engineering staff), as at no earlier than December 15, 1997, in a form and substance satisfactory to the Bank by March 15, 1998 and annually thereafter;

                   c)   Agrees to comply with all applicable laws, regulations and directives including, without limitation, those relating to the environment, whether for protection, preservation, clean-up or otherwise, and to obtain and maintain all necessary permits, licenses and other authorizations in connection therewith except to the extent failure to so comply or to so obtain and maintain would not, or may not, have a material adverse effect, such materiality to be determined in the Bank's sole discretion, on the Borrower or its financial condition. The Borrower will provide to the Bank on an annual basis an "Environmental Certificate" to certify the above signed by the appropriate officer and allow the Bank to enter onto the property at any time, upon reasonable notice, to conduct an environmental inspection;

                   d)   Agrees if the result of any law, regulation, treaty or official directive or request
                        (whether or not having the force of law) or any change therein including those without limitation relating to taxation, reserve requirements, banking or monetary controls or capital adequacy, is that the cost to the Bank of funding or maintaining loans under the Facility is increased, then the Bank shall notify the

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SAXON PETROLEUM INC.                  PAGE 5                    LETTER AGREEMENT
                                                                  Oct. 28, 1997
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                        Borrower of such event, and the Borrower shall pay the Bank such amount as shall compensate the Bank for such increased cost; and

                   e)   May provide liens on cash or marketable securities of the Borrower or any subsidiary of the Borrower granted in connection with crude oil, natural gas or natural gas liquids hedging arrangements, commodity swaps or forward sales involving no more than 50% of the forecasted crude oil, natural gas or natural gas liquids production of the Borrower and any subsidiary of the Borrower for the applicable period provided:

                        i)   the fair market value of all such cash and marketable securities is not at any time in excess of an amount equal to 5% of the Borrowing Base less the undrawn amount of S/L/C/Gtee issued to support such hedging arrangements, commodity swaps or forward sales;

                        ii)  such liens only secure the obligations of the Borrower and any subsidiary of the Borrower to deliver crude oil, natural gas or natural gas liquids at a future date pursuant to such hedging arrangements, commodity swaps or forward sales and the Borrower reasonably expects the Borrower and any subsidiary of the Borrower to produce sufficient crude oil, natural gas or natural gas liquids in the ordinary course of business to fulfil such obligations; and

                        iii) the obligations secured by such liens are not due and delinquent.

SECURITY/
DOCUMENTATION:     CURRENTLY HELD:

                   1.   Original Letter Agreement, dated April 16, 1997 and executed by Saxon April 24, 1997.

                   2.   First Fixed and Floating charge debenture in the amount of $150,000,000 over all of the Borrower's assets.

                   3.   Debenture Pledge Agreement made by Saxon in favour of the Bank.

                   4.   Environmental Review, dated April 24, 1997.

                   5.   Agreement with respect to FirstBank Acceptances.

                   6.   Eurocurrency Agreement.

                   7.   Enabling resolutions, officers certificates, and solicitors' opinions regarding all security.

                   TO BE OBTAINED:

                   1.   New Letter Agreement, duly signed and executed.
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SAXON PETROLEUM INC.                  PAGE 6                    LETTER AGREEMENT
                                                                  Oct. 28, 1997
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          We trust you find the foregoing acceptable, but should you have any questions regarding the Facility, or should you have any requirements in addition to those outlined above, please contact Derek Byrne at 234-3857.
Please signify your acceptance by having the enclosed copy of this Letter Agreement executed and returned to Bank of Montreal on or before November 15, 1997.


BANK OF MONTREAL


/s/ M. Gardner
--------------------------
M. Gardner
Director



Agreed and accepted this 28 day of October, 1997



SAXON PETROLEUM INC.


Per: /s/ Chris Bradley                       Per: /s/ G. A. Tarrant
    ------------------------------               ------------------------------
Title: C.F.O.                                Title: President
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